Contact:
Cameron Associates
Paul G. Henning
212 554-5462
phenning@cameronassoc.com

       Tarpon Industries Reduces Debt and Consolidated Operational Losses
                    with Sale of Steelbank Subsidiary Assets

               Focuses on Growing Profitable SpaceRak(TM) Business

MARYSVILLE, MI----October 31, 2007-- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of engineered steel storage rack systems, and structural and mechanical steel tubing, today announced that the company had netted $1.3 million in proceeds from the sale of machinery and equipment at its Canadian subsidiary, Steelbank. The proceeds will be used to reduce existing company debt.

Last month, Tarpon announced that Steelbank had filed a Notice of Intention to make a Proposal pursuant to the Bankruptcy & Insolvency Act for the purpose of conducting a sale or liquidation of Steelbank. Steelbank, a producer of mechanical and structural steel tubing, had experienced continuing declining sales and operating losses, . For 2006 and the first 6 months of 2007, Steelbank had operating losses of approximately $5,590,000, accounting for approximately 53% of Tarpon's operating loss for the same period.

"We are pleased to report that by paying off 100% of Steelbank's debt, Tarpon has improved its balance sheet and has eliminated ongoing operating losses by closing that subsidiary." said James W. Bradshaw, CEO of Tarpon. "More importantly, our company's attention and energies are galvanized and focused on growing our profitable engineered steel racking systems business, SpaceRak.(TM)

"Over the last year, Tarpon has broadened its market penetration, particularly within national accounts, by providing quality engineered and customized steel racking solutions and attentive customer service. With the improvements to our balance sheet and operating performance, we can now better harness our resources to take advantage of solid market opportunities to expand our markets and grow Tarpon's SpaceRak business."

Tarpon Industries, Inc.

Tarpon Industries, Inc., manufactures and sells engineered steel storage rack systems and structural and mechanical steel tubing. The company's mission is to become a larger and more significant manufacturer and distributor of steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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